Exhibit 23.2

VivoPower International PLC

Blackwell House

Guildhall Yard

London

EC2V 5AE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of VivoPower International PLC of our report dated December 19, 2024 relating to the financial statements for the years ended June 30, 2024 and 2023, which appears in VivoPower International PLC’s Annual Report on Form 20-F filed on October 30, 2025, as amended by Amendment No. 1 filed on November 6, 2025. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Yours truly,

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP
London, United Kingdom

December 23, 2025